Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-239008), Form S-8 (No. 333-259595) and Form F-3 (No. 333-254782) of Lizhi Inc. of our report dated April 27, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, The People’s Republic of China
April 27, 2022